Seasons Series Trust
			Mid Cap Value
			Goldman Sachs Asset Management International
			Y/E 31 March 2008



					Securities Purchased


Name of Issuer  			Rockwood Holdings Inc

Title of Security			Rockwood Holdings Inc

Date of First Offering			11/12/07

Amount of Total Offering		10,000,000

Unit Price				$34.00

Underwriting Spread or Commission	$1.445

Dollar Amount of Purchases		$200,600

Number of Shares Purchased		5,900

Years of Continuous Operation		3+

Percentage of Offering Purchased
by Portfolio				0.0590%

Percentage of Offering Purchased by
other Portfolios of the Trust and
other Investment Companies advised
by the Adviser or any Subadviser	7.9410%

Sum of (18) and (19)			8.0000%

Percentage of Portfolio Assets		0.2519%
Applied to Purchase

Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		Credit Suisse First Boston Corporation


Name of Underwriters			Goldman, Sachs & Co.
(See prospectus attached)  		Deutsche Bank Securities Inc
					Goldman Sachs
					Lehman Brothers Inc.
					UBS Securities Inc
					Kohlberg Kravis Roberts & Co.
					First Analysis Securities Corporation